Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Relations Contacts:

Andrew Shane

972-453-6473

andrew.shane@dexmedia.com

Chris Hardman

303-478-8432

chris.hardman@dexmedia.com

Investor Relations Contact:

Cliff Wilson

972-453-6188

cliff.wilson@dexmedia.com

Dex One and SuperMedia Complete Merger,

Move Forward Together as Dex Media

More Than 2,700 Marketing Consultants

 Advising 665,000 Local Businesses in the U.S.

April 30, 2013 - DALLAS — Dex One Corporation and SuperMedia Inc. today announced the completion of their merger, creating Dex Media, Inc. — one of the largest national providers of social, local and mobile marketing solutions through direct relationships with local businesses. The common stock of Dex Media will begin trading May 1, 2013 on the NASDAQ stock exchange under the symbol: DXM.

Completion of the merger occurred simultaneously with each company’s emergence from Chapter 11 bankruptcy protection today. Each of Dex One Corporation’s and SuperMedia Inc.’s “pre-packaged” Plans of Reorganization became effective following confirmation of the plans by the United States Bankruptcy Court for the District of Delaware on April 29, 2013.

“Dex Media is positioned to help businesses across the country grow, with over 2,700 marketing consultants already advising approximately 665,000 local businesses across social, local and mobile media,” said Peter McDonald, president and CEO of Dex Media.  “We intend to seize the opportunity to create additional value for existing and new clients, employees and investors.  I want to recognize the outstanding performance of Dex One and SuperMedia employees over the past few years to transform the companies and make the merger and creation of Dex Media possible.”

“This combination establishes Dex Media as a powerful marketing services company with digital revenue approaching $500 million and a near national footprint,” said Alan Schultz, chairman of the board of directors of Dex Media. “The company plans to leverage its strong free cash flow generation, expense synergies and tax assets to build on its offline foundation to offer effective marketing solutions and reduce debt.”

Dex Media estimates it will realize approximately $150-$175 million of annual run rate cost synergies by 2015, and expects to preserve access to Dex One’s remaining tax attributes and generate future attributes, in aggregate totaling as much as $1.8 billion, to offset income attributable to the combined company following the completion of the transaction.

Under the terms of the agreement, legacy Dex One shareholders received 0.20 shares for each Dex One share they owned, and legacy SuperMedia shareholders received 0.4386 shares for each SuperMedia share they owned.  Dex One shareholders now own approximately 60 percent and SuperMedia shareholders now own approximately 40 percent of Dex Media’s newly issued common stock.

While the corporate entity will be called Dex Media, the Dex One and SuperMedia brands, client-facing operations and communications will continue under the Dex One and SuperMedia brand names. Dex Media headquarters are in Dallas.

Dex Media Investor Call — Tuesday, May 7

Dex Media welcomes investors, media and other interested parties to join McDonald and Samuel D. Jones, executive vice president, chief financial officer and treasurer of Dex Media, in a discussion via a webcast and teleconference on Tuesday, May 7, beginning at 10 a.m. (EDT).

Individuals within the United States can access the call by dialing 888/603-6873. International participants should dial 973/582-2706. The pass code for the call is: 46200966. In order to ensure a prompt start time, please dial into the call by 9:50 a.m. (EDT). A replay of the teleconference will be available at 800/585-8367.  International callers can access the replay by calling 404/537-3406. The replay pass code is: 46200966. The replay will be available through May 21, 2013. In addition, a live Web cast will be available on Dex Media’s Web site in the Investor Relations section at www.DexMedia.com.

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About Dex Media

Dex Media (NASDAQ: DXM) provides local, social and mobile marketing solutions to businesses in communities across the U.S. under the Dex One and SuperMedia brands. The company’s widely used consumer services include the Dex Knows.com® and Superpages.com® online and mobile search portals and applications and local print directories. For more information, visit www.DexMedia.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release regarding the benefits of the transaction, future growth potential, timing, effects of the transaction, or other attributes of the combined company, Dex Media, Inc.(“Dex Media”), and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to Dex Media or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only on Dex Media’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to Dex Media. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause Dex Media’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described in Dex One Corporation’s and SuperMedia Inc.’s publicly available reports filed with the Securities and Exchange Commission, which contain discussions of various factors that may affect the business or financial results of the combined company. Such risks and other factors, which in some instances are beyond Dex Media’s control, include: the continuing decline in the use of print directories; increased competition, particularly from existing and emerging digital technologies; ongoing weak economic conditions and continued decline in advertising sales; the ability to collect trade receivables from customers to whom they extend credit; the ability to generate sufficient cash to service its debt; the company’s ability to comply with the financial covenants contained in its debt agreements and the potential impact to operations and liquidity as a result of restrictive covenants in such debt agreements; the company’s ability to refinance or restructure its debt on reasonable terms and conditions as might be necessary from time to time; increasing interest rates; changes in the company’s and the company’s subsidiaries credit ratings; changes in accounting standards; regulatory changes and judicial rulings impacting the company’s businesses; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; successful realization of the expected benefits of acquisitions, divestitures and joint ventures; the ability to maintain agreements with major Internet search and local media companies; the reliance on third-party vendors for various services; and other events beyond the company’s control that may result in unexpected adverse operating results.

With respect to the merger, important factors could cause actual results to differ materially from those indicated by forward-looking statements included herein, including, but not limited to: the risk that anticipated cost savings, growth opportunities and other financial and operating benefits as a result of the transaction may not be realized or may take longer to realize than expected; the risk that benefits from the transaction may be significantly offset by costs incurred in integrating the companies, including, coordinating geographically separate organizations, integrating business cultures, which could prove to be incompatible, difficulties and costs of integrating information technology systems; and the potential difficulty in retaining key officers and personnel. Dex Media is not responsible for updating the information contained in this release beyond the publication date, or for changes made to this document by wire services or Internet service providers.